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                                                                    Exhibit 3.04

                                     BY-LAWS
                                       OF
                            NTS REALTY CAPITAL, INC.

                                    ARTICLE I
                                     OFFICES

     The corporation shall continuously maintain in the State of Delaware, a registered office and a registered agent whose office is identical with such registered office and may have other offices within or without the state. The address of the corporation's registered office in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901. The name of the corporation's registered agent at such address is National Registered Agents, Inc. The corporation reserves the power to change its registered agent and registered office at any time.

                                   ARTICLE II
                                  STOCKHOLDERS

     SECTION 1. ANNUAL MEETING. An annual meeting of the stockholders shall be held not less than thirty (30) days after delivery of the annual report, but within six (6) months after the end of each fiscal year and concurrent with the annual meeting of the limited partners of NTS Realty Holdings Limited Partnership, a Delaware limited partnership ("NTS Realty L.P."), for the purpose of electing directors and for the transaction of such other business, as may come before the meeting. The corporation's directors shall be elected at the annual meeting pursuant to the vote of the limited partners of NTS Realty L.P.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called either by the chairman of the board, the president, the board of directors, or by any stockholders who hold in the aggregate not less than ten percent (10%) of the outstanding shares of common stock for the purpose or purposes stated in the call of the meeting.

     SECTION 3. PLACE OF MEETINGS. Each meeting of the stockholders for the election of directors shall be held at the offices of the corporation, unless the board of directors shall by resolution, designate any other place of such meeting. Meetings of stockholders for any other purpose may be held at such place, within or without the State of Delaware, and at such time as shall be determined pursuant to Section 2 of this Article II, and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.

     SECTION 4. NOTICE OF MEETINGS. A written notice of each meeting of stockholders, stating the place if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at the meeting. Unless otherwise provided by the General Corporation Law of Delaware ("Delaware Law"), the

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notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, and, if mailed, shall be deposited in the United States mail, postage prepaid, both directed to the stockholder at his address as it appears on the records of the corporation. No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person. Notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

     SECTION 5. WAIVER OF NOTICE. Anything herein to the contrary notwithstanding, with respect to any stockholder meeting, any stockholder who in person or by proxy shall have waived in written notice or any waiver by electronic transmission of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, shall be deemed to have waived notice of such meeting unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 6. QUORUM; MANNER OF ACTING AND ORDER OF BUSINESS. Subject to the provisions of these by-laws, the Certificate of Incorporation and Delaware Law as to the vote that is required for a specified action, the presence in person, by proxy, or by electronic transmission of the holders of a majority of the outstanding shares of the corporation entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. The vote of the holders of a majority of the shares of the corporation's stock entitled to vote, present in person represented by proxy, or by electronic transmission, shall be binding on all stockholders of the corporation, unless the vote of a greater number or voting by classes is required by law or the Certificate of Incorporation or these by-laws. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     In the absence of a quorum, stockholders holding a majority of the shares present in person, by proxy, or by electronic transmission are entitled to vote, regardless of whether or not they constitute a quorum, or if no stockholders are present, any officer entitled to preside at or act as secretary of the meeting, may adjourn the meeting to another time and place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present. No notice of an adjourned meeting need be given if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty (30) days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 4 of this Article II.

     Meetings of the stockholders shall be presided over by the chairman of the board, or in his absence by the president, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as

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secretary of the meeting. The order of business at all meetings of the stockholders shall be determined by the chairman. The order of business so determined, however, may be changed by vote of the holders of a majority of the shares present at the meeting in person or represented by proxy.

     SECTION 7. VOTING; PROXIES. Each stockholder of record on the record date, as determined pursuant to Section 6 of Article VI, shall be entitled to one vote for every share registered in his name. However, all elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation; if authorized by the board of directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing or by electronic transmission without a meeting may authorize another person to act for him by proxy. No proxy shall be valid after three years from its date of execution, unless the proxy provides for a longer period.

     SECTION 8. INSPECTORS OF ELECTION. (a) In advance of any meeting of stockholders, the board of directors may appoint inspectors of election to act at each meeting of stockholders and any adjournment thereof. If inspectors of election are not so appointed, the chairman of the meeting may, and upon the request of any stockholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at the meeting upon the request of one or more stockholders or proxies, the vote of the holders of a majority of shares present shall determine whether one or three inspectors are appointed. In any case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the directors in advance of the convening of the meeting or at the meeting by the person acting as chairman.

     (b) The inspectors of election shall determine the outstanding stock of the corporation, the stock represented at the meeting and the existence of a quorum, shall receive votes, ballots, or consents, shall count and tabulate all votes and shall determine the result; and in connection therewith, the inspector shall determine the authority, validity and effect of proxies, hear and determine all challenges and questions, and do such other ministerial acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. If no inspectors of election are appointed, the secretary shall pass upon all questions and shall have all other duties specified in this Section.

     (c) Upon request of the chairman of the meeting or any stockholder or his proxy, the inspector(s) of election shall make a report in writing of any challenge or question or other matter determined by him and shall execute a certificate of any fact found in connection therewith. Any such report or certificate shall be filed with the record of the meeting.

     SECTION 9. ACTION WITHOUT A MEETING. (a) Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and

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without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 9, Article II to the corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the corporation in such manner. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     (b) The action to elect directors by consent can satisfy the annual meeting requirement if either (i) the stockholder consent is unanimous or (ii) all directorships corresponding to those to which directors could have been elected if an annual meeting had been held are filled by the action by consent and only if all such directorships are vacant. Replacement of incumbent directors by less than unanimous stockholder consent will require their removal or resignation prior to the effectiveness of the consent action that substitutes for the election at the annual meeting.

     (c) Telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purposes of this section, provided the transmission is delivered with information form which the corporation can determine (i) it was transmitted by the stockholder or proxy holder or by a person authorized to act for the holder and (ii) the date on which such stockholder or proxy holder or person authorized to act transmitted such telegram, cablegram, or electronic transmission. The date on which the electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.

     SECTION 10. REVOCATION OF CONSENT. Any stockholder giving a written consent, or the stockholder's proxy holders, or a transferee of the shares or a personal representative of the stockholder or its respective proxy holder, may revoke the consent by writing or electronic transmission or transmissions received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

     SECTION 11. ELECTRONIC NOTICE. (a) Any notice to stockholders given by the corporation under the certificate of incorporation or the bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (1) the corporation is unable to deliver by

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electronic transmission two consecutive notices given by the corporation in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

                                   ARTICLE III
                                    DIRECTORS

     SECTION 1.  NUMBER, TENURE AND QUALIFICATIONS.

     (a)   The number of directors of the corporation initially shall be two
(2), namely J.D. Nichols and Brian Lavin. Notwithstanding the foregoing, immediately upon completion of a merger of NTS-Properties III, NTS-Properties IV, NTS-Properties V, a Maryland limited partnership, NTS-Properties VI, a Maryland limited partnership, and NTS-Properties VII, Ltd. (collectively, the "Public Partnerships") with and into NTS Realty L.P. (the "Merger"), the number of directors of the corporation shall automatically be increased to five (5), including Messrs. Nichols and Lavin. A majority of the corporation's five (5) directors must be considered to be "independent" under the standards promulgated by the American Stock Exchange. Therefore, the remaining three (3) independent directors immediately after the Merger shall be selected by counsel to the plaintiffs in the litigation captioned BUCHANAN, ET AL. V. NTS-PROPERTIES ASSOCIATES, ET AL., Case No. C 01-05090. Plaintiffs' counsel shall make his selection from a slate of five (5) potential candidates proposed by the general partners of the Public Partnerships. At all times thereafter, the corporation's directors shall be elected at the annual meeting in accordance with Section 1 hereof.

     The number of directors shall be determined from time-to-time by resolution of the directors. Each director elected shall hold office until the next annual meeting of stockholders or until his successor shall have been duly elected and qualified or until his earlier resignation or removal. Unless the Certificate of Incorporation fixes the number of directors, the number of directors may be increased or decreased from time to time by an amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent director. Directors need not be residents of the State of Delaware, or stockholders of the corporation.

     (b) Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise provided under Delaware Law or the Certificate of Incorporation.

     SECTION 2. RESIGNATIONS. Any director may resign at any time by notice given in writing or by electronic transmission to the chairman of the board or to the president.

     SECTION 3. MEETINGS. Meetings of the board of directors may be called by or at the request of the chairman of the board, the president or a majority of the directors. The person or persons authorized to call meetings of the board of directors may fix any place as the place for holding any meeting of the board of directors called by them. Meetings of the board of directors may be held within or outside the State of Delaware.

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     SECTION 4.  BUSINESS OF MEETINGS. Except as otherwise expressly provided in these by-laws, any and all business may be transacted at any meeting of the board of directors.

     SECTION 5. NOTICE OF MEETINGS. Notice of any meeting shall be given at least one (1) day previous thereto by prior written notice to each director at his principal place of business.

     SECTION 6. ATTENDANCE BY TELEPHONE. Directors may participate in meetings of the board of directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear one another, and such participation shall constitute presence in person at the meeting.

     SECTION 7. QUORUM AND MANNER OF ACTING; ADJOURNMENT. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the board of directors and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board.

     SECTION 8. ACTION WITHOUT A MEETING. Any action which could be taken at a meeting of the board of directors may be taken without a meeting if all of the directors consent to the action in writing or by electronic transmission and the writing or writings are filed with the minutes of proceedings of the board.

     SECTION 9. FILLING OF VACANCIES. A vacancy or vacancies in the board of directors shall exist when any previously authorized position of director is not then filled by a duly elected director, whether caused by death, resignation or removal.

     Vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. At all times after completion of the Merger, a majority of the corporation's directors must qualify as "independent" under the standards promulgated by the American Stock Exchange.

     If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the Certificate of Incorporation or the by-laws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of Delaware Law.

     SECTION 10. COMPENSATION OF DIRECTORS. The board of directors shall have the authority to fix the compensation of directors, unless otherwise provided in the Certificate of Incorporation.

     SECTION 11. PRESIDING OFFICER. The presiding officer at any meeting of the board of directors shall be the chairman of the board, or in his absence, any other director elected chairman by vote of a majority of the directors present at the meeting.

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     SECTION 12. COMMITTEE. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate one (1) or more committees, each committee to consist of one (1) or more directors of the corporation, which committees, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. The board of directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     Upon completion of the Merger, the corporation shall have an audit committee that is composed of its independent directors. The corporation's audit committee shall review the corporation's external financial reporting, engage the independent auditors and review procedures for internal auditing and the adequacy of the corporation's internal accounting controls.

     SECTION 13. ELECTION. All elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation; if authorized by the board of directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

                                   ARTICLE IV
                                    OFFICERS

     SECTION 1. NUMBER. The officers of the corporation may consist of the chairman of the board, the president, one or more vice presidents (the number thereof to be determined by the board of directors), the secretary, the treasurer and such assistant secretaries and assistant treasurers or any other officers hereunto authorized or elected by the board of directors. Any two or more offices may be held by the same person.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected by the board of directors at their first meeting and thereafter at any subsequent meeting and shall hold their offices for such term as determined by the board of directors. Each officer shall hold office until his successor is duly elected and qualified, or until his death or disability, or until he resigns or is removed from his duties in the manner hereinafter provided.

     SECTION 3. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors, then in office, at any meeting of the board of directors. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation or removal or any other cause may be filled for the unexpired portion of the term by the board of directors.

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     SECTION 5.  CHAIRMAN OF THE BOARD. The chairman of the board of the corporation shall be the chief executive officer of the corporation. The chairman of the board shall preside at all meetings of the board of directors, and at all stockholders' meetings, whether annual or special, at which he is present and shall exercise such other powers and perform such other duties as the board of directors may from time to time assign to him or as may be prescribed by these by-laws. In the event that the chairman of the board is not present at a directors' meeting or stockholders' meeting, the president of the corporation shall serve in his place and stead. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation, certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation, or either individually with the secretary, any assistant secretary or any other officer hereunto authorized by the board of directors, according to the requirements of the form of the instrument.

     SECTION 6. PRESIDENT. The president shall be the chief operating officer of the corporation. Subject to the direction and control of the board of directors, the president shall be in charge of the business of the corporation; he shall see that the resolutions and directions of the board of directors are carried into effect, except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. He shall preside at all annual meetings of the stockholders. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation, certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation, or either individually or with the secretary, any assistant secretary or any other officer hereunto authorized by the board of directors, according to the requirements of the form of the instrument. He may vote all securities which the corporation is entitled to vote, except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

     SECTION 7. VICE PRESIDENT. The vice president (or in the event there be more than one vice president, each of the vice presidents), if one shall be elected, shall assist the president in the discharge of his duties, as the president may direct and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board of directors, or by the president if the board of directors have not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the president, and when so acting, shall have the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice president (or each of them if there are more than one) may execute for the corporation,

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certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation, and either individually or with the secretary, any assistant secretary or any other officer hereunto authorized by the board of directors, according to the requirements of the form of the instrument.

     SECTION 8. TREASURER. The treasurer, if any, shall be the principal accounting and financial officer of the corporation. The treasurer shall: (in) have charge of and be responsible for the maintenance of the adequate books and records for the corporation; (ii) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (iii) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors may determine.

     SECTION 9. SECRETARY. The secretary shall: (in) record the minutes of the stockholders and of the board of directors' meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (iii) be custodian of the corporate books and records and of the seal of the corporation;
(iv) keep a register of the post-office address of each stockholder which shall be furnished to the secretary by such stockholder; (v) sign with the chairman of the board or the president or a vice president or any other officer hereunto authorized by the board of directors, certificates for the shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws;
(vi) have general charge of the stock transfer books of the corporation; (vii) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the board of directors. When the secretary is unavailable, any assistant secretary may sign with the president, or a vice president, or any other officer hereunto authorized by the board of directors, any contracts, deeds, mortgages, bonds or other instruments according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

     SECTION 11. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V

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                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued by the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                   ARTICLE VI
                    CERTIFICATES OF STOCK AND THEIR TRANSFER

     SECTION 1. STOCK RECORD AND CERTIFICATES. Records shall be kept by or on behalf of the corporation, which shall contain the names and addresses of stockholders, the number of shares held by them respectively, and the number of certificates, if any, representing the shares, and in which there shall be recorded all transfers of shares. Every stockholder shall be entitled to a certificate signed by the chairman of the board of directors, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the class and number of shares owned by him in the corporation, provided that any and all signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue.

     SECTION 2. TRANSFER AGENTS AND REGISTRARS. The board of directors may, in its discretion, appoint one or more responsible banks or trust companies as the board may deem advisable, from time to time, to act as transfer agents and registrars of shares of the corporation; and, when such appointments shall have been made, no certificate for shares of the corporation shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

     SECTION 3. STOCKHOLDERS' ADDRESSES. Every stockholder or transferee shall furnish the secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such stockholder or transferee, and in default thereof, such stockholder or transferee shall not be entitled to service or mailing of any such notice.

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     SECTION 4.  LOST CERTIFICATES. In case any certificate for shares of the corporation is lost, stolen or destroyed, the board of directors, in its discretion, or any transfer agent duly authorized by the board, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed. The corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertified shares.

     SECTION 5. DISTRIBUTIONS TO STOCKHOLDERS. To the extent permitted by Delaware Law and subject to any restrictions contained in the Certificate of Incorporation, the directors may declare and pay dividends upon the shares of its capital stock in the manner and upon the terms and conditions provided by Delaware Law and the Certificate of Incorporation.

     SECTION 6. RECORD DATES. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date which shall be not more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, and not more than sixty (60) days prior to any other action.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     In order that the corporation may determine the stockholders entitled to consent to corporate action in writing or by electronic transmission without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. In such case, those stockholders, and only those stockholders, who are stockholders of record on the date fixed by the board of directors shall, notwithstanding any subsequent transfer of shares on the books of the corporation, be entitled to notice of and to vote at such meeting of stockholders, or any adjournment thereof, or to express consent to such corporate action in writing without a meeting, or entitled to receive payment of such dividend or other distribution or allotment of rights, or entitled to exercise rights in respect of any such change, conversion or exchange of shares or to participate in any such other lawful action.

     SECTION 7. TRANSFERS OF SHARES. Shares of the corporation may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates, or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the corporation to pay any distribution upon the shares to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation.

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     SECTION 8.  REPURCHASE OF SHARES ON OPEN MARKET. The corporation may purchase its shares on the open market and invest its assets in its own shares, provided that in each case the consent of the board of directors shall have been obtained.

                                   ARTICLE VII
                          INDEMNIFICATION AND INSURANCE

     SECTION 1. DEFINITIONS. For the purposes of this Article VII the following definitions shall apply:

     "Agent" means any person who: (i) is or was an employee or other agent of the corporation as determined from time to time by the board of directors; or
(ii) is or was serving at the request of the corporation as an employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise ("enterprise"); or (iii) was an employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     "Director" means any such person as defined by Article III of these by-laws.

     "Officer" means any such person as defined by Article IV of these by-laws.

     "Predecessor corporation" shall include any constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and agents, so that any person who is or was an officer, director or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as an officer, director or agent of another enterprise, shall stand in the same position under and subject to the provisions of this Article VII (including, without limitation, the provisions of Section 5 of this Article VII) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     "Proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative and whether internal or external to the corporation.

     "Expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under this Article VII.

     "Losses" mean the total amount which the agent becomes legally obligated to pay in connection with any proceeding, including judgments, fines, amounts paid in settlement and expenses.

     SECTION 2. THIRD PARTY ACTIONS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was an Officer or Director of the corporation and may at the discretion of the board of directors indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding (other than an action by or in the right of the

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corporation) by reason of the fact that he is or was an Agent of the corporation against Losses paid in settlement actually and reasonably incurred by him in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in such a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 3. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an Officer or Director of the corporation and may at the discretion of the board of directors indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent against Expenses actually and reasonably incurred by him in connection with the defense or settlement of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the Delaware Court of Chancery or such other court shall deem proper.

     SECTION 4. SUCCESSFUL DEFENSE. To the extent that an Officer or Director of the corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Sections 2 and 3 of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith. To the extent that an Agent of the corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Sections 2 and 3 of this
Article VII, or in defense of any claim, issue or matter therein, he may, at the discretion of the board of directors, be indemnified against Expenses actually and reasonably incurred by him in connection therewith.

     SECTION 5. DETERMINATION OF CONDUCT. Any indemnification under Sections 2 and 3 of this Article VII, (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Officer, Director or Agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 2 and 3 of this Article VII. Such determination shall be made by the Board of Directors by a majority vote of directors.

     SECTION 6. PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred by an Officer or Director in connection with a Proceeding shall be paid by the corporation in advance

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of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such Officer or Director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VII. Expenses incurred by an Agent in connection with a Proceeding may be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such Agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VII.

     SECTION 7. INDEMNITY NOT EXCLUSIVE. The indemnification and advancement of Expenses provided by, or granted pursuant to, the other provisions of this
Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of Expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     SECTION 8. INSURANCE INDEMNIFICATION. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Officer Director or Agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

     SECTION 9. HEIRS, EXECUTORS AND ADMINISTRATORS. The indemnification and advancement of Expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an Officer or Director and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of Expenses provided by, or granted pursuant to, this Article VII may, at the discretion of the board of directors, continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 10. FURTHER AMENDMENT. Notwithstanding any provision in this
Article VII to the contrary, in the event the General Corporation Law of the State of Delaware is either amended to provide, or interpreted by judicial or other binding legal decision to provide, broader indemnification rights than those contained herein, such broader indemnification rights shall be provided to any and all persons entitled to be indemnified pursuant to the General Corporation Law of the State of Delaware, the intent of this provision being to permit the corporation to indemnify, to the full extent permitted by the General Corporation Law of the State of Delaware, persons whom it may indemnify thereunder.

                                   ARTICLE VII
                                   AMENDMENTS

     Unless otherwise provided in the Certificate of Incorporation the power to make, alter, amend or repeal the by-laws of the corporation shall be vested in the stockholders entitled to vote. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with Delaware Law or the Certificate of Incorporation.

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